                                                                  Exhibit 23(a)


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Cleveland-Cliffs Inc 1992 Incentive Equity Plan (As Amended and Restated as of May 13, 1997) As Amended as of May 11, 1999 of our report dated January 29, 1999, with respect to the consolidated financial statements and schedule of Cleveland-Cliffs Inc and consolidated subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.



                                                           /s/ ERNST & YOUNG LLP

Cleveland, Ohio
July 30, 1999





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